Exhibit 99.1

Turning Point Brands Announces Fourth Quarter and Full Year 2024 Results

●	Q4 2024 Adjusted EBITDA of $26.2 million, up 5.3% over prior year
●	Net Sales for Q4 2024 Increased 12.8% Year-Over-Year to $93.7 million
●	FY 2024 Adjusted EBITDA of $104.5 million, up 12.0% over prior year
●	FY 2025 guidance: Adjusted EBITDA of $108-113 million and Modern Oral sales of $60-80 million

LOUISVILLE, KY – March 6, 2025 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Q4 2024 vs. Q4 2023

●	Total consolidated net sales increased 12.8% to $93.7 million
o	Zig-Zag Product Segment net sales increased 1.8%
o	Stoker’s Product Segment net sales increased 25.8%
●	Gross profit increased 10.6% to $52.4 million
●	Adjusted EBITDA increased 5.3% to $26.2 million (see Schedule A for a reconciliation to net income)
●	Net income decreased 76.1% to $2.4 million compared to $10.1 million in the year-ago period, driven primarily by a one-time loss from discontinued operations (CDS) of $7.3 million
●	Adjusted net income increased 12.7% to $18.0 million (see Schedule B for a reconciliation to net income)
●	Diluted EPS of $0.13 and Adjusted Diluted EPS of $0.98 compared to $0.53 and $0.82, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

FY 2024 vs. FY 2023

●	Total consolidated net sales increased 11.0% to $360.7 million
o	Zig-Zag Product Segment net sales increased 6.6%
o	Stoker’s Product Segment net sales increased 16.4%
●	Gross profit increased 10.2% to $201.6 million
●	Adjusted EBITDA increased 12.0% to $104.5 million (see Schedule A for a reconciliation to net income)
●	Net income increased 3.5% to $39.8 million
●	Adjusted net income increased 15.5% to $65.9 million (see Schedule B for a reconciliation to net income)
●	Diluted EPS of $2.14 and Adjusted Diluted EPS of $3.49 compared to $2.01 and $2.93, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented, “We were pleased with our fourth quarter and full year 2024 results and the momentum we are seeing across the organization. We believe Zig-Zag remains on a sustainable growth trajectory with Stoker’s MST continuing to grow market share. In Modern Oral, combined sales were $11.2 million for the quarter. FRE sales more than quadrupled versus year-ago and grew 26% sequentially, and we are excited by the successful launch of ALP during the quarter.”

Zig-Zag Products Segment (49% of total net sales in the quarter)

For the fourth quarter, Zig-Zag Products net sales increased 1.8% to $45.9 million driven by solid performance in our US Papers & Wraps business, partially offset by Clipper. Excluding Clipper, Zig-Zag revenue was up 4.1%.

For the quarter, the Zig-Zag Products segment gross profit decreased 2.5% to $24.8 million. Gross margin declined 240 basis points to 54.1% driven primarily by product mix.

For the full year, Zig-Zag Products net sales increased 6.6% to $192.3 million driven by strong performance in our North American Papers & Wraps business and solid growth in cigars that was partially offset by declines in lighter sales.

For the full year, the Zig-Zag Products segment gross profit increased 5.5% to $106.6 million. Gross margin declined 60 basis points to 55.4% driven primarily by product mix.

Stoker’s Products Segment (51% of total net sales in the quarter)

For the fourth quarter, Stoker’s Products net sales increased 25.8% to $47.8 million, driven by strong growth in our combined Modern Oral sales, partially offset by low-single-digit declines in MST against a strong comp from Q4 2023. For the fourth quarter, total Stoker’s Products segment volume increased 17.8%, while price / product mix increased 8.0%.

For the quarter, the Stoker’s Products segment gross profit increased 26.0% to $27.6 million. Gross margin increased 10 basis points to 57.7%

For the full year, Stoker’s Products net sales increased 16.4% to $168.3 million. The segment was driven by triple-digit growth off a low base for our combined Modern Oral business and mid-single-digit growth from MST partially offset by low-single-digit decline in loose-leaf chew. For the year, total Stoker’s Products segment volume increased 6.8%, while price / product mix increased 9.6%.

For the full year, the Stoker’s Products segment gross profit increased 16.0% to $95.0 million. Gross margin decreased 20 basis points to 56.4%

Performance Measures in the Fourth Quarter

Fourth quarter consolidated selling, general and administrative (“SG&A”) expenses were $34.5 million compared to $27.1 million in the fourth quarter of 2023.

The fourth quarter SG&A included the following notable items:

●	$0.5 million of FDA PMTA-related expenses for modern oral products compared to $1.0 million in the year-ago period
●	$1.1 million of transaction related costs compared to less than $0.1 million in the year-ago period
●	$2.9 million of corporate restructuring costs compared to $0.2 million in the year-ago period

Total gross debt as of December 31, 2024 was $248.6 million. Net debt (total gross debt less unrestricted cash) as of December 31, 2024 was $202.4 million. The Company ended the quarter with total liquidity of $103.6 million, comprised of $46.2 million in cash and $57.4 million of asset backed revolving credit facility capacity.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

During the quarter, the Company re-purchased 21,072 shares of common stock at a cost of $0.9 million.

On January 2, 2025, the Company contributed 100% of its interest in South Beach Brands LLC, the subsidiary that owned and operated the Company’s former Creative Distribution Solutions reportable segment, to General Wireless Operations, Inc., giving the Company a 49% ownership interest in the joint venture. This business is presented as discontinued operations in the exhibits below.

Last month, the Company issued $300 million of senior secured notes due 2032 (the “2032 Notes”), the proceeds of which were used to repay its $250 million of existing senior secured notes due 2026 with no pre-payment penalty. The Company is well within its previously disclosed net leverage range of 2 to 3 times and is comfortable with its liquidity position.

2025 Outlook

Management expects full-year 2025 adjusted EBITDA to be $108 to $113 million and projects combined Modern Oral sales of $60 to $80 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Thursday, March 6, 2025. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 715-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 220,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	For the year ended December 31,
	2024	2023
Net sales	$360,660	$325,064
Cost of sales	159,095	142,122
Gross profit	201,565	182,942
Selling, general, and administrative expenses	122,407	104,327
Other operating income	(1,674)	(4,345)
Operating income	80,832	82,960
Interest expense, net	13,983	14,645
Investment loss	1,893	11,914
Other income	-	(4,000)
Gain on extinguishment of debt	-	(1,664)
Income from continuing operations before income taxes	64,956	62,065
Income tax expense	16,929	23,999
Income from continuing operations	48,027	38,066
Loss from discontinued operations, net of tax	(7,517)	(285)
Consolidated net income	40,510	37,781
Net income (loss) attributable to non-controlling interest	701	(681)
Net income attributable to Turning Point Brands, Inc.	$39,809	$38,462

Basic income (loss) per common share:
Continuing operations	$2.67	$2.20
Discontinued operations	(0.43)	(0.01)
Basic earnings per share	$2.24	$2.19
Diluted income (loss) per common share:
Continuing operations	$2.53	$2.02
Discontinued operations	(0.39)	(0.01)
Diluted earnings per share	$2.14	$2.01
Weighted average common shares outstanding:
Basic	17,734,239	17,578,270
Diluted	19,362,806	20,467,406

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended December 31,
	2024	2023
Net sales	$93,667	$83,067
Cost of sales	41,249	35,687
Gross profit	52,418	47,380
Selling, general, and administrative expenses	34,533	27,128
Other operating income	-	(4,345)
Operating income	17,885	24,597
Interest expense, net	3,631	2,632
Investment loss	(224)	934
Other income	-	(4,000)
Gain on extinguishment of debt	-	194
Income from continuing operations before income taxes	14,478	24,837
Income tax expense	4,118	14,492
Income from continuing operations	10,360	10,345
Loss from discontinued operations, net of tax	(7,309)	(480)
Consolidated net income	3,051	9,865
Net income (loss) attributable to non-controlling interest	635	(244)
Net income attributable to Turning Point Brands, Inc.	$2,416	$10,109

Basic income (loss) per common share:
Continuing operations	$0.55	$0.60
Discontinued operations	(0.41)	(0.03)
Basic earnings per share	$0.14	$0.57
Diluted income (loss) per common share:
Continuing operations	$0.53	$0.56
Discontinued operations	(0.40)	(0.03)
Diluted earnings per share	$0.13	$0.53
Weighted average common shares outstanding:
Basic	17,708,460	17,604,313
Diluted	18,251,876	20,153,157

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)
(unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$46,158	$116,725
Accounts receivable, net of allowances of $66 in 2024 and $78 in 2023	9,624	10,002
Inventories, net	96,253	91,698
Current assets held for sale	11,470	12,267
Other current assets	34,700	36,937
Total current assets	198,205	267,629
Property, plant, and equipment, net	26,337	25,142
Deferred tax assets	995	1,468
Right of use assets	11,610	11,359
Deferred financing costs, net	1,823	2,450
Goodwill	135,932	136,250
Other intangible assets, net	65,254	66,490
Master Settlement Agreement (MSA) escrow deposits	28,676	28,684
Noncurrent assets held for sale	3,859	14,731
Other assets	20,662	15,166
Total assets	$493,353	$569,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,675	$7,794
Accrued liabilities	31,096	32,052
Current portion of long-term debt	-	58,294
Current liabilities held for sale	2,049	2,209
Total current liabilities	44,820	100,349
Notes payable and long-term debt	248,604	307,064
Lease liabilities	9,549	9,898
Noncurrent liabilities held for sale	-	52
Total liabilities	302,973	417,363

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,200,886 issued shares, 17,729,481 outstanding shares at December 31, 2024, and 19,922,137 issued shares, 17,605,677 outstanding shares at December 31, 2023	202	199
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	126,662	119,075
Cost of repurchased common stock (2,471,405 and 2,316,460 shares at December 31, 2024 and 2023)	(83,144)	(78,093)
Accumulated other comprehensive loss	(2,903)	(2,648)
Accumulated earnings	147,164	112,443
Non-controlling interest	2,399	1,030
Total stockholders’ equity	190,380	152,006
Total liabilities and stockholders’ equity	$493,353	$569,369

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$40,510	$37,781
Loss from discontinued operations, net of tax	7,517	285
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	-	(1,664)
Loss (gain) on sale of property, plant, and equipment	75	62
Gain on insurance recovery of inventory loss	-	(15,181)
Loss on investments	2,722	12,177
Depreciation and other amortization expense	4,439	2,921
Amortization of other intangible assets	1,223	1,197
Amortization of deferred financing costs	2,430	2,445
Deferred income tax (benefit) expense	519	7,024
Stock compensation expense	7,243	6,561
Noncash lease income	(622)	(72)
Gain on MSA investments	(14)	-
Changes in operating assets and liabilities:
Accounts receivable	185	(2,625)
Inventories	(4,770)	13,287
Other current assets	(1,421)	(3,794)
Other assets	(1,767)	(4,865)
Accounts payable	3,689	100
Accrued liabilities and other	(1,000)	601
Operating cash flows from continuing operations	60,958	56,240
Operating cash flows from discontinued operations	6,104	10,641
Net cash provided by operating activities	$67,062	$66,881

Cash flows from investing activities:
Capital expenditures	$(4,623)	$(5,707)
Purchases of investments	(10,857)	(202)
Proceeds from sale of investments	5,420	-
Purchases of non-marketable equity investments	(500)	-
Proceeds on sale of property, plant and equipment	5	3
MSA escrow deposits, net	46	-
Investing cash flows from continuing operations	(10,509)	(5,906)
Investing cash flows from discontinued operations	-	-
Net cash used in investing activities	$(10,509)	$(5,906)

Cash flows from financing activities:
Convertible Senior Notes repurchased	$-	$(41,794)
Payment of Convertible Senior Notes	(118,541)	-
Proceeds from call options	-	114
Payment of dividends	(4,905)	(4,497)
Payments of financing costs	(133)	(2,437)
Exercise of options	2,807	450
Redemption of options	(335)	(346)
Redemption of restricted stock units	(914)	(995)
Redemption of performance based restricted stock units	(1,212)	-
Common stock repurchased	(5,051)	-
Financing cash flows from continuing operations	(128,284)	(49,505)
Financing cash flows from discontinued operations	-	-
Net cash used in financing activities	$(128,284)	$(49,505)

Net (decrease) increase in cash	$(71,731)	$11,470
Effect of foreign currency translation on cash	$(182)	$13

Cash, beginning of period:
Unrestricted	$117,886	$106,403
Restricted	4,929	4,929
Total cash at beginning of period	$122,815	$111,332

Cash, end of period:
Unrestricted	$48,941	$117,886
Restricted	1,961	4,929
Total cash at end of period	$50,902	$122,815

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	For the Year Ended
	December 31,
	2024	2023
Consolidated net income	$39,809	$38,462
Loss from discontinued operations, net of tax	7,517	285
Add:
Interest expense, net	13,983	14,645
Gain on extinguishment of debt	-	(1,664)
Income tax expense	16,929	23,999
Depreciation expense	3,329	2,780
Amortization expense	2,333	1,338
EBITDA	$83,900	$79,845
Components of Adjusted EBITDA
Corporate restructuring (a)	4,634	199
ERP/CRM (b)	993	552
Stock based compensation (c)	7,243	6,561
Transactional expenses and strategic initiatives (d)	2,107	165
FDA PMTA (e)	3,592	2,098
Non-cash asset impairment (f)	2,722	12,177
FET Refund (g)	(1,674)	(4,345)
Legal settlement (h)	-	(4,000)
Mark-to-market loss on Canadian inter-company note (i)	942	-
Adjusted EBITDA	$104,459	$93,252

(a)	Represents costs associated with corporate restructuring, including severance and early retirement
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents impairment of investment assets.
(g)	Represents federal excise tax refund included in other operating income, net.
(h)	Represents other income from litigation settlement.
(i)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31,
	2024	2023
Consolidated net income	$2,416	$10,109
Loss from discontinued operations, net of tax	7,309	480
Add:
Interest expense, net	3,631	2,632
Gain on extinguishment of debt	-	194
Income tax expense	4,118	14,492
Depreciation expense	831	730
Amortization expense	736	375
EBITDA	$19,041	$29,012
Components of Adjusted EBITDA
Corporate restructuring (a)	2,904	199
ERP/CRM (b)	212	138
Stock based compensation (c)	1,523	1,901
Transactional expenses and strategic initiatives(d)	1,107	3
FDA PMTA (e)	512	1,003
Non-cash asset impairment (f)	-	1,015
FET refund (g)	-	(4,345)
Legal settlement (h)	-	(4,000)
Mark-to-market loss on Canadian inter-company note (i)	942	-
Adjusted EBITDA	$26,241	$24,926

(a)	Represents costs associated with corporate restructuring, including severance and early retirement
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents impairment of investment assets.
(g)	Represents federal excise tax refund included in other operating income, net.
(h)	Represents other income from litigation settlement.
(i)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	For the Year Ended						For the Year Ended
	December 31, 2024						December 31, 2023
	Income from continuing operations before income taxes	Income tax expense (m)	Loss from discontinued operations, net of tax (o)	Net loss attributable to non- controlling interest	Adjusted Net Income	Adjusted Diluted EPS	Income from continuing operations before income taxes	Income tax expense (m)	Loss from discontinued operations, net of tax (o)	Net loss attributable to non- controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$64,956	$16,929	$7,517	$701	$39,809	$2.14	$62,065	$23,999	$285	$(681)	$38,462	$2.01

Loss on discontinued operations (a)	-	-	(9,970)	-	9,970	0.51	-	-	(383)	-	383	0.03
Gain on extinguishment of debt (b)	-	-	-	-	-	-	(1,664)	(419)	-	-	(1,245)	(0.06)
Corporate restructuring (c)	4,634	1,208	-	-	3,426	0.18	199	50	-	-	149	0.01
ERP/CRM (d)	993	259	-	-	734	0.04	552	139	-	-	413	0.02
Stock based compensation (e)	7,243	1,888	-	-	5,355	0.28	6,561	1,651	-	-	4,910	0.24
Transactional expenses and strategic initiatives (f)	2,107	549	-	-	1,558	0.08	165	42	-	-	123	0.01
FDA PMTA (g)	3,592	936	-	-	2,656	0.14	2,098	528	-	-	1,570	0.08
Non-cash asset impairment (h)	2,722	709	-	-	2,013	0.10	12,177	3,063	-	-	9,114	0.45
FET refund (i)	(1,674)	(436)	-	-	(1,238)	(0.06)	(5,095)	(1,282)	-	-	(3,813)	(0.19)
Legal settlement (j)	-	-	-	-	-	-	(4,000)	(1,006)	-	-	(2,994)	(0.15)
Mark-to-market loss on Canadian inter-company note (k)	942	246	-	-	696	0.04	-	-	-	-	-	-
Deferred tax valuation allowance (l)	-	-	-	-	-	-	-	(8,383)	-	-	8,383	0.41
Tax benefit (n)	-	(901)	-	-	901	0.05	-	(1,593)	-	-	1,593	0.08
Adjusted Net Income and Adjusted Diluted EPS	$85,515	$21,386	$(2,453)	$701	$65,881	$3.49	$73,058	$16,788	$(98)	$(681)	$57,049	$2.93

Totals may not foot due to rounding

(a)	Represents loss on discontinued operations.
(b)	Represents gain on extinguishment of debt.
(c)	Represents costs associated with corporate restructuring, including severance and early retirement.
(d)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(e)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(f)	Represents the fees incurred for transaction expenses.
(g)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(h)	Represents impairment of investment assets.
(i)	Represents federal excise tax refund included in other operating income, net.
(j)	Represents other income from litigation settlement.
(k)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.
(l)	Represents deferred tax valuation allowance.
(m)	Income tax expense calculated using the effective tax rate for the year of 26.1% in 2024 and 25.2% in 2023.
(n)	Represents adjustment from annual tax rate to annual projected tax rate of 25% in 2024 and 23% in 2023.
(o)	Tax allocation for discontinued operations excluded from adjusted net income.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's
	For the Year Ended	For the Year Ended	For the Year Ended	For the Year Ended	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$360,660	$325,064	$192,394	$180,455	$168,266	$144,609

Gross profit	$201,565	$182,942	$106,585	$101,055	$94,980	$81,887

Operating income (loss)	$80,832	$82,960	$66,697	$68,280	$68,272	$62,208
Adjustments:
Transactional expenses and strategic initiatives	2,107	165	-	-	-	-
FDA PMTA	3,592	2,098	-	-	-	-
Corporate restructuring	4,634	199	-	-	-	-
ERP/CRM	993	552	-	-	-	-
FET refund	(1,674)	(4,345)	(1,674)	(4,345)
Mark-to-market loss on Canadian inter-company note	942	-	942	-	-	-
Adjusted operating income	$91,426	$81,629	$65,965	$63,935	$68,272	$62,208

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended						Three Months Ended
	December 31, 2024						December 31, 2023
	Income from continuing operations before income taxes	Income tax expense (m)	Loss from discontinued operations, net of tax (o)	Net loss attributable to non- controlling interest	Adjusted Net Income	Adjusted Diluted EPS	Income from continuing operations before income taxes	Income tax expense (m)	Loss from discontinued operations, net of tax (o)	Net loss attributable to non- controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$14,478	$4,118	$7,309	$635	$2,416	$0.13	$24,837	$14,492	$480	$(244)	$10,109	$0.53

Loss on discontinued operations (a)	-	-	(9,694)	-	9,694	0.53	-	-	(644)	-	644	0.03
Loss on extinguishment of debt (b)	-	-	-	-	-	-	194	48	-	-	146	0.01
Corporate restructuring (c)	2,904	826	-	-	2,078	0.11	199	49	-	-	150	0.01
ERP/CRM (d)	212	60	-	-	152	0.01	138	34	-	-	104	0.01
Stock based compensation (e)	1,523	433	-	-	1,090	0.06	1,901	467	-	-	1,434	0.07
Transactional expenses and strategic initiatives (f)	1,107	315	-	-	792	0.04	3	1	-	-	2	0.00
FDA PMTA (g)	512	146	-	-	366	0.02	1,003	246	-	-	757	0.04
Non-cash asset impairment (h)	-	-	-	-	-	-	1,015	249	-	-	766	0.04
FET refund (i)	-	-	-	-	-	-	(5,095)	(1,252)	-	-	(3,843)	(0.19)
Legal settlement (j)	-	-	-	-	-	-	(4,000)	(983)	-	-	(3,017)	(0.15)
Mark-to-market loss on Canadian inter-company note (k)	942	268	-	-	674	0.04	-	-	-	-	-	-
Deferred tax valuation allowance (l)	-	-	-	-	-	-	-	(8,383)	-	-	8,383	0.42
Tax benefit (n)	-	(725)	-	-	725	0.04	-	(326)	-	-	326	0.02
Adjusted Net Income and Adjusted Diluted EPS	$21,678	$5,441	$(2,385)	$635	$17,987	$0.98	$20,195	$4,640	$(164)	$(244)	$15,963	$0.82

Totals may not foot due to rounding

(a)	Represents loss on discontinued operations.
(b)	Represents gain on extinguishment of debt.
(c)	Represents costs associated with corporate restructuring, including severance and early retirement.
(d)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(e)	Represents non-cash stock options, restricted stock, PSRUs, etc.
(f)	Represents the fees incurred for transaction expenses.
(g)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(h)	Represents impairment of investment assets.
(i)	Represents federal excise tax refund included in other operating income, net.
(j)	Represents other income from litigation settlement.
(k)	Represents a mark-to-market loss attributable to foreign exchange fluctuation.
(l)	Represents deferred tax valuation allowance.
(m)	Income tax expense calculated using the effective tax rate for the quarter of 28.4% in 2024 and 24.6% in 2023.
(n)	Represents adjustment from quarterly tax rate to annual projected tax rate of 25% in 2024 and 23% in 2023.
(o)	Tax allocation for discontinued operations excluded from adjusted net income.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag		Stoker's
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$93,667	$83,067	$45,891	$45,092	$47,776	$37,975

Gross profit	$52,418	$47,380	$24,848	$25,499	$27,570	$21,881

Operating income (loss)	$17,885	$24,597	$13,059	$20,968	$17,852	$16,833
Adjustments:
Transactional expenses and strategic initiatives	1,107	3	-	-	-	-
FDA PMTA	512	1,003	-	-	-	-
Corporate restructuring	2,904	199	-	-	-	-
ERP/CRM	212	138	-	-	-	-
FET refund	-	(4,345)	-	(4,345)	-	-
Mark-to-market loss on Canadian inter-company note	942	-	942	-	-	-
Adjusted operating income (loss)	$23,562	$21,595	$14,001	$16,623	$17,852	$16,833

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238